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                                                                                                                         Exhibit 4.2


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    Form BCA-2.10
                                                      ARTICLES OF INCORPORATION
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    (Rev. Jan. 2003)                              This space for use by Secretary of State
Jesse White                                                                                                    SUBMIT IN DUPLICATE!
Secretary of State
Department of Business Services
Springfield, IL  62756
http://www.cyberdriveillinois.com
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Payment must be made by certi-                                                                                THIS SPACE FOR US BY
fied check, cashier's check, Illi-                                                                             SECRETARY OF STATE
nois attorney's check, Illinois                                                                          Date
C.P.A.'s check or money order,
payable to "Secretary of State."                                                                         Franchise Tax     $
                                                                                                         Filing Fee:       $

                                                                                                         Approved:
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1.  CORPORATE NAME:   Enesco Group Illinois, Inc.
                      --------------------------------------------------------------------------------------------------------------
    (The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)


2.  Initial Registered Agent:  M.                                  Frances                                Durden
                               -----------------------------------------------------------------------------------------------------
                               First Name                          Middle Initial                         Last Name

    Initial Registered Office: 225                                 Windsor Drive
                               -----------------------------------------------------------------------------------------------------
                               Number                              Street                                 Suite #

                               Itasca            IL                60143                                  DuPage
                               -----------------------------------------------------------------------------------------------------
                                City                                Zip Code                              County


3.  Purpose of purposes for which the corporation is organized:
    (If not sufficient space to cover this point, add one or more sheets of this size.)

See attachment.


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4.  Paragraph 1:  Authorized shares, Issued Shares and Consideration Received:

                                    Number of Shares               Number of Shares                    Consideration to be
Class                                  Authorized              Proposed to be Issued                    Received Therefor
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        Common                      $80,000,000                        100                                $1,000
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                                    par value 0.125
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                                                                                                  TOTAL = $1,000
                                                                                                          --------------------------


Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

None.




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5.  OPTIONAL:  (a) Number of directors constituting the initial board of directors of the corporation:
                   ___________________.

               (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualify:


                  Name                                 Residential Address                        City, State, ZIP

                  ------------------------------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------------------------------

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6.  OPTIONAL   (a)   It is estimated that the value of all property to be owned by the
                     corporation for the following year wherever located will be:             $
               (b)   It is estimated that the value of the property to be
                     located within the State of Illinois during the
                     following year will be:                                                  $
               (c)   It is estimated that the gross amount of business
                     that will be transacted by the corporation during the
                     following year will be:                                                  $
               (d)   It is estimated that the gross amount of business
                     that will be transacted from place of business in the
                     State of Illinois during the following year will be:                     $

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7.  OPTIONAL:     OTHER PROVISIONS:

                 Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

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8.                         NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

          The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing
Articles of Incorporation are true.

Dated                  July 25              ,  2003
      --------------------------------------   ----
                  (Month & Day)                Year

                         SIGNATURE AND NAME                                                        ADDRESS
1.                                                                    1.       225 Windsor Drive
     --------------------------------------------------                    ---------------------------------------------------------
         Signature                                                             Street

         M. Frances Durden                                                     Itasca                     IL               60143
     --------------------------------------------------                    ---------------------------------------------------------
         (Type or Print Name)                                                  City/Town                  State            ZIP Code


2.       /s/ M. Frances Durden                                        2.
     --------------------------------------------------                    ---------------------------------------------------------
         Signature                                                             Street

     --------------------------------------------------                    ---------------------------------------------------------
         (Type or Print Name)                                                  City/Town                  State            ZIP Code


3.                                                                    3.
     --------------------------------------------------                    ---------------------------------------------------------
         Signature                                                             Street

     --------------------------------------------------                    ---------------------------------------------------------
         (Type or Print Name)                                                  City/Town                  State            ZIP Code

(Signature must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

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                                                            FEE SCHEDULE

o    The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

o    The filing fee is $75.

o    The MINIMUM TOTAL DUE (franchise tax + filing fee) is $100.
     (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

o    The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

         Illinois Secretary of State                 Springfield, IL 62756
         Department of Business Services             Telephone (217) 782-9522 or 782-9523                                  C-162.20

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                                                                     Page 1 of 3


                           ATTACHMENT TO FORM BCA-2.10

            ARTICLES OF INCORPORATION OF ENESCO GROUP ILLINOIS, INC.


ARTICLE 3
PURPOSE OR PURPOSES FOR WHICH THE CORPORATION IS ORGANIZED:

The purpose of the corporation is to engage in the following business activity(ies):

To manufacture, process, assemble, warehouse, buy, sell, distribute and otherwise engage in and carry on the business of marketing giftware and collectible products and other items, materials, articles, goods and merchandise and otherwise dealing in real, personal and intellectual or industrial property of all kinds and descriptions; to exercise all of the powers conferred upon business corporations by, and from time to time permitted to be exercised by business corporations under, the laws of the State of Illinois; and to engage in and carry on any other lawful business or transaction which may now or hereafter be permitted under the laws of the State of Illinois to be conducted, whether in that State or elsewhere, by a business corporation organized under the Illinois Business Corporation Act.

ARTICLE 7  OPTIONAL:  OTHER PROVISIONS

ARTICLE 7A

A. Except as otherwise provided in the Articles of Incorporation or as otherwise required by law, any merger or consolidation, mandatory share exchange, sale, lease or exchange of all or substantially all of the Corporation's assets, including its goodwill, or amendment to these Articles of Incorporation, which would otherwise require a supermajority vote of shareholders of this Corporation pursuant to the Illinois Business Corporation Act, shall instead require the affirmative vote of a majority of the shares of each class of stock of this Corporation outstanding and entitled to vote on the question.

B. Any action required or permitted to be taken by the shareholders or any class of shareholders shall be taken by such shareholders only at a duly convened meeting, and may not be taken by written consent in lieu of a meeting.

ARTICLE 7B

A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as shall be established from time to time in accordance with the By-laws. The directors shall be divided into three classes, designated Class I, Class II and Class III, and each class of directors shall be elected for a term of office to expire at the third succeeding annual meeting after their election and until their respective successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The initial term of office of the Class III directors shall expire at the 2004 annual meeting of shareholders, the initial term of


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                                                                     Page 2 of 3



office of the Class I directors shall expire at the 2005 annual meeting of shareholders, and the initial term of office of the Class II directors shall expire at the 2006 annual meeting of shareholders. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

B. Any vacancy on the Board of Directors that results from an increase in the number of directors may only be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

C. Nominations for the election of directors at an annual meeting may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder may nominate one or more persons for election as directors at an annual meeting only if written notice of such shareholders intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than forty-five days prior to the anniversary of the date of the immediately preceding annual meeting, or such other earlier or later date as may be required by any law or regulation applicable to the Corporation. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of this Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

D. A director may not be removed from office without cause, and may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her.

E. No holder of any class of shares of the Corporation shall be entitled to cumulate his or her votes in any election of directors.

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                                                                     Page 3 of 3



F. Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of holders of 80% of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Articles of Incorporation inconsistent with the purpose and intent of, this Article 7B.

ARTICLE 7C

     Except as otherwise provided in these Articles of Incorporation or as required by law, the Corporation may authorize, at a meeting of shareholders duly called for the purpose, by a vote of a majority of each class of stock outstanding and entitled to vote thereon, any amendment of these Articles of Incorporation.

ARTICLE 7D

     The Board of Directors shall have the power to make, amend or repeal the By-laws of the Corporation in whole or in part.

ARTICLE 7E

     Directors of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that the foregoing provision shall not be deemed to eliminate or limit any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

ARTICLE 7F

A. Meetings of the shareholders of the Corporation shall be held anywhere within the United States, as determined by the Board of Directors of the Corporation, as permitted by the provisions of the Illinois Business Corporation Act.

B. The effective date of the Articles of Incorporation of the corporation shall be the date approved and filed by the Illinois Secretary of State.